Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of the Republic Services 401(k) Plan (the “Plan”) on Form 11-K for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James E. O’Connor, Chairman and Chief Executive Officer of Republic Services, Inc. and I, Tod C. Holmes, Senior Vice President and Chief Financial Officer of Republic Services, Inc. and Chairperson of the Benefits Committee of the Plan, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan.

/s/ JAMES E. O’CONNOR

James E. O’Connor Chairman and Chief Executive Officer of Republic Services, Inc. June 26, 2003

/s/ TOD C. HOLMES

Tod C. Holmes Senior Vice President and Chief Financial Officer of Republic Services, Inc. and Chairperson of the Benefits Committee of the Republic Services 401(k) Plan June 26, 2003

     A signed original of this written statement required by Section 906 has been provided to Republic Services, Inc., and will be retained by Republic Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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